UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 9, 2015 (October 6, 2015)

NEVADA PROPERTY 1 LLC
(Exact Name of registrant as specified in its charter)

Delaware	000-53938	27-1695189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3708 Las Vegas Boulevard South Las Vegas, Nevada	89,109
(Address of principal executive offices)	(Zip Code)
(702) 698-7000
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 6, 2015, Nevada Property 1 LLC (the “Company”) entered into an employment agreement (the “Agreement”) with Lisa Marchese, which became effective as of September 2, 2015 and superseded and replaced her employment agreement previously in effect. Under the terms of the Agreement, Ms. Marchese, will continue to serve as the Company’s Chief Marketing Officer. The Agreement provides for a three-year term, following which Ms. Marchese will be employed at-will unless the parties otherwise agree.
Under the terms of the Agreement, Ms. Marchese is entitled to receive an annual base salary of at least $400,000 and will be eligible to receive an annual performance-based cash incentive award equal to 50% of her base salary then in effect, subject to her not having given notice of her intent to resign and her continued employment through the payment date. Under the terms of the Agreement, Ms. Marchese is entitled to participate in the Company’s benefit plans as are generally made available from time to time to similarly situated Company executives.
In the event of a termination of Ms. Marchese’s employment by the Company without “cause” (as defined in the Agreement) or by her for “good reason” (as defined in the Agreement), subject to her execution of a general release of claims in favor of the Company, Ms. Marchese is entitled to receive (a) any earned but unpaid salary, (b) severance in the amount of her base salary then in effect for a period of 12 months following her termination, (c) any discretionary bonus awarded but not yet paid and (d) COBRA coverage under the Company’s health insurance programs for a period of 12 months following her termination or until she earlier becomes eligible for health insurance.
Pursuant to the terms of the Agreement, Ms. Marchese is subject to non-competition and non-solicitation covenants that apply for a period of 12 months immediately following a termination of her employment for any reason. Ms. Marchese is also subject to indefinite confidentiality, and the Company and Ms. Marchese are subject to indefinite mutual non-disparagement covenants.
The foregoing summary of the Agreement is qualified in its entirety by the terms of the Agreement, a copy of which is filed herewith as Exhibit 10.1

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated October 5, 2015, between Nevada Property 1 LLC and Lisa Marchese

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA PROPERTY 1 LLC

By:	/s/ Michelle F. Adams
Name:	Michelle F. Adams
Title:	Chief Financial Officer
Date: October 9, 2015